Exhibit 4.2

eASIC CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 13, 2012

eASIC CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of December 13, 2012, by and among eASIC Corporation, a Delaware corporation (the “Company”), the holders of shares of Common Stock of the Company listed on Exhibit A hereto (each a “Common Stockholder”), the holders of shares of the Prior Preferred Stock (as defined below) listed on Exhibit B hereto (each a “Preferred Stockholder” and collectively, the “Preferred Stockholders”) and the persons and entities listed on Exhibit C hereto (each, an “Investor” and collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS the Preferred Stockholders possess registration rights, information rights and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of July 25, 2011 (the “Prior Agreement”), between the Company and such Preferred Stockholders.

WHEREAS: The undersigned Preferred Stockholders desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted them under the Prior Agreement.

WHEREAS: Certain of the Investors are parties to the Series A-2 Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the exhibits attached thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series A-2 Preferred Stock to the Investors listed on such exhibits that the Preferred Stockholders, Investors and the Company execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “AEI, LLC” shall mean the single-purpose LLC(s) controlled by Advanced Equities, Inc. or its affiliates for purposes of investing in the Preferred Stock of the Company.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Shares.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Preferred Stockholder or Investor who holds Shares and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “First Closing” shall mean the date of the initial sale of shares of the Company’s Series A-2 Preferred Stock pursuant to the Purchase Agreement.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Shares or Registrable Securities issued upon conversion of the Shares.

(l) “IVP eAsic, LLC” shall mean the single-purpose LLC controlled by Four Springs Capital, LLC or its affiliates for purposes of investing in the Preferred Stock of the Company.

(m) “Major Holders” shall have the meaning set forth in Section 4.1 hereof.

(n) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(o) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(p) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(q) “Prior Preferred Stock” shall mean, collectively, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and Series H Preferred Stock of the Company.

(r) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued upon conversion of the Prior Preferred Stock held by Preferred Stockholders who are party to this Agreement, (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above, (iv) shares of Common Stock issued or issuable pursuant to the exercise of the Warrants and (v) shares of Common Stock otherwise acquired by any holder of Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(s) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(t) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(u) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(v) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(z) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(aa) “Shares” shall mean the Company’s Series A-2 Preferred Stock held by Preferred Stockholders and Investors.

(bb) “Warrants” shall mean warrants to purchase Preferred Stock held by (i) Advanced Equities Financing Corp or their respective affiliates, (ii) Allied Beacon Partners, Inc. or their respective affiliates, (iii) Silicon Valley Bank, or (iv) Gold Hill Capital 2008, LP or their respective affiliates.

(cc) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least twenty percent (20%) of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities, the estimated aggregate proceeds of which are less than $5,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated three such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date when the Company makes a good faith determination of its intent to file within the next ninety (90) days, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that (x) the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and (y) the Company provides prior notice to all Holders within thirty (30) days of the Initiating Holders’ request; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Company and the Other Selling Stockholders, based on any agreements the Company has with such Other Selling Stockholders.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders, the Company and the Other Selling Stockholders requesting additional inclusion as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; provided, however, the number of Registrable Securities included in such registration may not be reduced pursuant hereto to less than 20% of the total number of shares included in such registration unless such registration relates to the Company’s Initial Public Offering, then up to all Registrable Securities may be excluded provided that all Other Selling Stockholders are also excluded, and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. No Other Selling Stockholders shall be granted rights pursuant to this Section 2.2 greater than a Holder, unless the Company receives the written consent of a majority of the holders of Registrable Securities.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) If the Holders propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an estimated aggregate price to the public of less than $2,000,000; or

(iii) If the Company has effected two (2) registrations under this Section 2.3 at any time during the twelve-month period preceding the date of such request.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 and the first two registrations requested pursuant to Section 2.3 hereof shall be borne by the Company, including, but not limited to, legal fees incurred by the Holders in connection with such registrations, not to exceed $50,000; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses (as well as Registration Expenses related to registrations requested to Section 2.3, other than the first two such registrations) relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder participating in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective until the earlier of (i) the date which is one hundred twenty (120) days from the effective date of the registration statement or (ii) such time as the Holder or

Holders have completed the distribution described in the registration statement relating thereto until the earlier of (A) such time as all such Registrable Securities registered on such registration statement are sold or (B) all such Registrable Securities on such registration statement may be sold in any three month period pursuant to Rule 144; provided, further, however, that with respect to (ii) above, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis and that the applicable rules under the Securities Act governing the obligation to file a post effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(f) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, provided that if the underwriting agreement is silent with respect to a term or provision otherwise provided herein, such terms and provisions of this agreement are deemed not to be in conflict and will otherwise apply.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10 (except that this Section 2.8(a)(x) will not apply (A) to dispositions pursuant to an effective registration statement under the Securities Act covering such disposition in accordance with such registration statement and (B) to sales pursuant to Rule 144) and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation or other entity, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Notwithstanding the foregoing Sections 2.8(a) and 2.8(b), without the prior written consent of the Company, IVP eAsic, LLC and AEI, LLC will not be permitted, and the Company will not be required, to effect any transfers from IVP eAsic, LLC or AEI, LLC prior to the earlier of (A) the Company’s Initial Public Offering, (B) a reverse merger transaction in which the Company (or the surviving corporation in connection with such transaction) becomes or remains subject to reporting requirements of the Exchange Act, or (C) the Company is subject to the reporting requirements of the Exchange Act; provided further that any such transfers attempted without compliance with this Section 2.8 shall be null and void.

(d) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(e) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, if reasonably requested by the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder and Common Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of effectiveness of the Company’s Initial Public Offering and ending on the date specified by the managing underwriter (such period not to exceed two hundred and fourteen (214) days) (i) lend, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any Shares and any Common Stock issued upon conversion of the Shares (whether such shares or any such securities are then owned by the Holder or the Common Stockholder or are thereafter acquired, except as part of such offering)(collectively, the “Capital Stock”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or Common Stock or such other securities, in cash or otherwise; provided, however, that the Holder shall not be subject to a longer lock-up period or more restrictive terms than requested of and agreed to by the Company’s then directors, executive officers or one (1%) holders of common stock. The underwriters in connection with the Company’s Initial Public Offering are intended third party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares and any Common Stock issued upon conversion of the Shares held by each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (ii) a member of the Holder’s immediate family, a beneficiary of the estate of the Holder or a trust for the benefit of any Holder that is an individual, or (iii) in connection with transactions involving the distribution without consideration by any Holder to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation or other entity, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (b) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. Notwithstanding the foregoing, without the prior written consent of the Company, IVP eAsic, LLC and AEI, LLC will not be permitted, and the Company will not be required, to effect any transfers of assignment of registration rights by IVP eAsic, LLC or AEI, LLC prior to the earlier of (A) the Company’s Initial Public Offering, (B) a reverse merger transaction in which the Company (or the surviving corporation in connection with such transaction) becomes or remains subject to reporting requirements of the Exchange Act, or (C) the Company is subject to the reporting requirements of the Exchange Act; provided further that any such transfers attempted without compliance with this Section 2.12 shall be null and void.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders (based on Shares and Registrable Securities held on an as-converted to Common Stock basis), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights.

(a) Except as provided in Section 2.14(b), the right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of

Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period.

(b) The right of any Holder holding more than Three Million (3,000,000) Shares to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the seventh (7th) anniversary of the date of the Company’s Initial Public Offering. Notwithstanding the foregoing, in the event that, after the date of the Company’s Initial Public Offering, such Holder holds less than one percent (1%) of the outstanding capital stock of the Company, then the right of such Holder under this Section 2.14(b) to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on such date.

Section 3

Covenants of the Company

For so long as at least an aggregate of twenty percent (20%) of the Series A-2 Preferred Stock remain outstanding, the Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish, upon written request from Holder, the following reports to each Holder (so long as such Holder originally purchased at least $1,000,000 worth of Series A-2 Preferred Stock and continues to hold at least fifty percent (50%) of such originally purchased shares of Series A-2 Preferred Stock:

(i) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles (“GAAP”) (but excluding footnotes), subject to changes resulting from normal year-end audit adjustments and on an unaudited basis;

(ii) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds, including cash flows, for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing;

(iii) as soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with GAAP (but excluding footnotes), subject to changes resulting from normal year-end audit adjustments and on an unaudited basis; and

(iv) at least forty-five (45) days prior to the beginning of each fiscal year an operating plan for such fiscal year.

(v) Notwithstanding the foregoing, the Company will furnish, upon written request, to each Holder of Series A-2 Preferred Stock, on a quarterly basis, general information regarding the Company’s operations and progress with respect to its business plan, except in the event that providing such information is prohibited by applicable securities laws and regulations, so long as such Holder originally purchased pursuant to the Purchase Agreement at least $1,000,000 worth of Series A-2 Preferred Stock and continues to hold at least fifty percent (50%) of such originally purchased shares of Series A-2H Preferred Stock.

3.2 Inspection Rights. The Company will afford to each Major Holder, and to such Major Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Major Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Major Holders may exercise their rights under this Section 3.2 only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 3.2 may not be assigned or otherwise conveyed by the Major Holders or by any subsequent transferee of any such rights without the prior written consent of the Company.

3.3 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder (whether Major Holder or not) by reason of this Agreement shall have access or the right to access any trade secrets or highly confidential information of the Company (it being understood that the financial information of the Company described in Section 3.1 shall not be deemed trade secrets or highly confidential information of the Company). The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or with respect to information which the Board of Directors determines in good faith is highly confidential or attorney-client privileged and should not, therefore, be disclosed. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority; provided, however, that each Holder may disclose general information on the nature and status of the Company’s business only to current Affiliated Persons (as defined below) of such Holder (the “Permitted Disclosure”); provided, further, that any such Permitted Disclosure shall not include any confidential information, including, but not limited to, specific financial information, customer lists, vendor lists, supplier lists, or other similar data.

3.4 Covenant Regarding Vesting. All stock options, restricted stock and similar equity grants issued after the date hereof to employees, directors, advisors and consultants shall have a vesting schedule not faster than (unless a different vesting schedule has been approved by a majority of the Board of Directors): twenty-five percent (25%) of the shares will vest at the end of the first year following issuance, with the remaining seventy-five percent (75%) of the shares to vest at a rate of 1/48th per month thereafter such that the entire stock option vests in its entirety over a period of four (4) years. Unless otherwise approved by a majority of the Board of Directors, all unvested stock options, restricted stock and similar equity grants shall be purchasable by the Company or its assignees upon the termination, with or without cause, of the services of any employee or Consultant at cost of such unvested stock options, restricted stock and similar equity grants at the time of repurchase.

3.5 Proprietary Information. Each officer, consultant and employee of the Company shall have signed an acceptable proprietary information and inventions agreement by the First Closing that shall, among other provisions, include a representation that the employee or consultant is not in violation of any obligations regarding the confidentiality of any proprietary information of any prior employer. Each future employee, officer and consultant shall also sign such agreements.

3.6 Board Observer Rights. The Company shall allow one representative designated by Advanced Equities, Inc. to attend all meetings of the Company’s Board of Directors in a nonvoting capacity pursuant to the terms of that certain Board Observer Side Letter dated June 7, 2007.

3.7 Transfer of Rights. The rights of a Holder under this Section 3 may be transferred only in connection with a transfer of Shares and only to (i) a transferee or assignee of not less than 500,000 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (ii) a member of the Holder’s immediate family, a beneficiary of the estate of the Holder or a trust for the benefit of any Holder that is an individual, or (iii) in connection with transactions involving the distribution without consideration by any Holder to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation or other entity, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners; provided that (a) such transfer or assignment of Shares is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (b) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. Notwithstanding the foregoing, IVP eAsic, LLC and AEI, LLC will not be permitted, and the Company will not be required, to effect any transfers of rights under this Section 3, by IVP eAsic, LLC or AEI, LLC prior to the Company’s Initial Public Offering without the prior written consent of the Company, and any such transfers attempted without compliance with this section will be null and void.

3.8 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of a Qualified IPO (as defined in the Company’s Amended and Restated Certificate of Incorporation).

Section 4

Right of First Offer

4.1 Right of First Offer. Subject to the terms and conditions set forth in this Section 4.1, IVP eAsic, LLC and each Holder who originally purchased pursuant to the Purchase Agreement at least $1,000,000 worth of Series A-2 Preferred Stock and continues to hold at least $500,000 worth of Series A-2 Preferred Stock (each a “Major Holder”), shall have the right of first offer to purchase its pro rata share of the New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue. The pro rata share of a Major Holder, for purposes of this right of first offer, is the ratio that the sum of the number of shares of Common Stock (assuming exercise of all then outstanding warrants and options and conversion of all then outstanding convertible securities) held by that Major Holder bears to the total number of shares of Common Stock (assuming exercise of outstanding options and warrants and conversion of all convertible securities) then outstanding.

(a) Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options, or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, “New Securities” do not include:

(i) securities (including rights, options or warrants to purchase capital stock) issued to officers, directors and employees of, or consultants or advisors to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, including at least two of the Preferred Directors (as that term is defined in the Company’s Amended and Restated Voting Agreement, dated as of even date herewith), or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(ii) securities (including rights, options or warrants to purchase capital stock) issued upon the exercise or conversion of warrants, options or convertible securities outstanding as of the date hereof or subject to currently outstanding warrants, options or convertible securities as of the date hereof;

(iii) securities (including rights, options or warrants to purchase capital stock) as a dividend or distribution on capital stock of the Company;

(iv) shares of Common Stock issued in a registered public offering under the Securities Act pursuant to a Qualified IPO;

(v) securities (including rights, options or warrants to purchase capital stock) issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization, provided, that such issuances are approved by the Board of Directors, including at least two of the Preferred Directors;

(vi) securities (including rights, options or warrants to purchase capital stock) issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors, including at least two of the Preferred Directors;

(vii) securities (including rights, options or warrants to purchase capital stock) issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including at least two of the Preferred Directors; and

(viii) securities (including rights, options or warrants to purchase capital stock) issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including at least two of the Preferred Directors.

(b) If the Company proposes to undertake or undertakes an issuance of New Securities, it shall provide each Major Holder an opportunity to purchase its pro rata share of New Securities, by giving notice prior to the issuance of New Securities, as provided in this Section 4.1(b). Prior to the issuance of New Securities, the Company shall give each Major Holder written notice describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Major Holder shall then have twenty (20) days from the date of the deemed receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities it thereby irrevocably commits to the Company and stating therein the quantity of New Securities it thereby irrevocably commits to purchase. If some or all of the Major Holders fail to exercise the right of first offer within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Major Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

4.2 Waiver. Each Holder agrees that the right of first offer set forth herein as well as all related notice periods may be waived pursuant to Section 5.3 even if the Holders effecting such waiver are purchasing New Securities in the offering to which such waiver relates.

4.3 Transfer of Rights. The rights of a Holder to purchase its pro rata share of New Securities under this Section 4 may be transferred or assigned by a Holder, either in connection with a particular offering of New Securities or generally in connection with a transfer of Shares, only to (i) a transferee or assignee of not less than 500,000 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (ii) a member of the Holder’s immediate family, a beneficiary of the estate of the Holder or a trust for the benefit of any Holder that is an individual, or (iii) in connection with transactions involving the distribution without consideration by any Holder to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation or other entity, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners; provided that (a) such transfer or assignment of Shares is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (b) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are intended to be transferred or assigned and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. Notwithstanding the foregoing, IVP eAsic, LLC and AEI, LLC will not be permitted, and the Company will not be required, to effect any transfers of rights under this Section 4, by IVP eAsic, LLC or AEI, LLC prior to the Company’s Initial Public Offering without the prior written consent of the Company, and any such transfers attempted without compliance with this section will be null and void.

4.4 Termination. The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Qualified IPO.

Section 5

Miscellaneous

5.1 Amendment and Restatement. Effective upon the First Closing, all provisions of, rights granted and covenants made in the Prior Agreement and any other agreement, with respect to the subject matter contained herein and therein, between the Company and those certain Preferred Stockholders are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever.

5.2 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.3 Amendment and Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Shares (or Registrable Securities into which Shares have been converted); provided, however, that Holders purchasing shares of Series A-2 Preferred Stock in a closing after the First Closing may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Subject to the foregoing, each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Shares (or Registrable Securities into which Shares have been converted) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement, further provided, however, that any rights of the Investors pursuant to Section 2 hereto cannot be amended without the consent of a majority in interest of the Investors if the amendment would adversely affect such Investors relative to the amendment’s impact on all the other Holders.

5.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 2585 Augustine Drive, Suite 100, Santa Clara, California, 95054, Attn: Chief Executive Officer, facsimile number (408) 855-9201 or at such other address as the Company shall have furnished to the Investors, with a copy to Cooley LLP, 3175 Hanover Street, Palo Alto, California, 94304-1130, Attn: Jim Fulton, facsimile number (650) 849-7400.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

5.5 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.6 Successors and Assigns. Except as set forth herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Holder without the prior written consent of the Company. Any attempt by a Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.12 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the state of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.13 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.14 Termination Upon a Liquidation Event. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon consummation of an Acquisition (as such term is defined under the Company’s Amended and Restated Certificate of Incorporation).

5.15 Aggregation. For purposes of determining the number of Registrable Securities or Shares held by any Holder, for a Holder that is a partnership, limited liability company, corporation or other entity, affiliates and affiliated funds of such Holder and/or its current and former constituent partners or members or the estates of such current or former constituent partners or members (the “Affiliated Persons”) shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares owned by all entities and individuals included in such “Holder,” as defined in this sentence. All such Affiliated Persons may elect to designate, by written notice to the Company, a single agent and attorney-in-fact on behalf of all such Affiliated Persons for the purpose of exercising any rights, receiving notices or taking any action under this Agreement, and the Company may rely upon such agent and attorney-in-fact as the duly authorized representative of all such Affiliated Persons.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

COMPANY:

EASIC Corporation

By:	/s/ Ronnie Vasishta
Ronnie Vasishta Chief Executive Officer

Address: 2585 Augustine Drive, Suite 100 Santa Clara, California, 95054

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

KHOSLA VENTURES I, LP

By: Khosla Ventures Associates I, LLC, a Delaware limited liability company and general partner of Khosla Ventures I, LP

By: VK Services, LLC, a Delaware limited liability company and manager of Khosla Ventures Associates I, LLC

By:	/s/ David Weiden
David Weiden
Member

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

CRESCENDO IV, L.P.
CRESCENDO IV ENTREPRENEUR FUND, L.P.
CRESCENDO IV ENTREPRENEUR FUND A, L.P.
CRESCENDO IVCOINVESTMENT FUND, LLC

Each by its general partner, Crescendo Ventures IV, LLP

By:	/s/ R. David Spreng

Name:	R. David Spreng

Title:	Managing General Partner

CRESCENDO IV AG & CO. BETEILIGUNGS KG

By:	Crescendo German Investments IV, LLC
Its:	Managing Partner

By:	/s/ R. David Spreng

Name:	R. David Spreng

Title:	Managing General Partner

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

KPCB HOLDINGS, INC.

By:	/s/ Paul M. Vronsky

Name:	Paul M. Vronsky

Title:	General Counsel

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

EVERGREEN IV, L.P.

By:	/s/ Boaz Dinte

Name:	Boaz Dinte

Title:

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

N&A RAZA REVOCABLE TRUST UAD 03/22/97

By:	/s/ S. Atiq Raza /s/ Noreen T. Raza

Name:	S. Atiq Raza and Noreen T. Raza

Title:	Trustees

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

/s/ Thomas Williams
THOMAS WILLIAMS

/s/ Jeanine Williams
JEANINE WILLIAMS

Address:	THOMAS E. WILLIAMS

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

GOLD HILL CAPITAL 2008, LP
By: Gold Hill Capital 2008, LLC, General Partner

By:	/s/ Glenn Marasigan

Name:	Glenn Marasigan

Title:	Associate/Gold Hill Capital

Address:	One Almaden Blvd. Ste 630
San Jose, CA 95113

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Avery Dotan ADMORE c/o AVERY DOTAN

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

OR-MENT CONSULTING, INC.

By:	/s/ Zvi Or-Bach

Name:	ZVI OR-BACH

Title:	President

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Brian McDonald
BRIAN MCDONALD

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

DEREK OBATA INVESTMENTS LLC

By:	/s/ Derek Obata

Name:	Derek Obata

Title:	V.P. Sales eASIC

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

THE M&M B TRUST DATED DECEMBER 23, 2010

By:	/s/ Mike Basanty

Name:	Mike Basanty

Title:

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Arnold S. Rosenberg
ARNOLD S. ROSENBERG

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Ki Young Suh
KI YOUNG SUH

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Craig Klosterman
CRAIG KLOSTERMAN

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

DEVON BENTLEY KLOSTERMAN TRUST, UAD 07/10/2000

By:	/s/ Craig Klosterman

Name:	Craig Klosterman

Title:	Trustee

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

COURTNEY ANNE KLOSTERMAN TRUST, UAD 07/10/2000

By:	/s/ Craig Klosterman

Name:	Craig Klosterman

Title:	Trustee

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

KELSEY LAURA KLOSTERMAN TRUST, UAD 07/10/2000

By:	/s/ Craig Klosterman

Name:	Craig Klosterman

Title:	Trustee

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Jaques Benkoski
JAQUES BENKOSKI

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Adam Levinthal
ADAM LEVINTHAL

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

AZ VENTURES

By:	/s/ Avi Zakai

Name:	Avi Zakai

Title:	CEO

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Andreas Bechtolsheim
ANDREAS BECHTOLSHEIM

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Joseph W. Dews
JOSEPH W. DEWS

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Michael Burstein
MICHAEL BURSTEIN

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Boris Gruzman
BORIS GRUZMAN

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

LOUBA BURSTEIN LIVING TRUST

By:	/s/ L Burstein

Name:	Louba Burstein

Title:	Trustee, Louba Burstein Living Trust

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ADVANCED EQUITIES EASIC INVESTMENTS I, LLC

ADVANCED EQUITIES EASIC INVESTMENTS II, LLC

AEI EASIC INVESTMENTS III, LLC

AEI EASIC INVESTMENTS IV, LLC

AEI 2007 VENTURE ACCESS FUND I, LLC

AEI 2007 VENTURE ACCESS FUND II, LLC

AEI 2007 VENTURE INVESTMENTS I, LLC

AEI 2007 VENTURE INVESTMENTS II, LLC

By:	/s/ Keith Daubenspeck

Name:	Keith Daubenspeck

Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

EDBRO SOFTWARE, INC.

By:	/s/ Greg Edwards

Name:	Greg Edwards

Title:	President

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

/s/ Andrew Cader
ANDREW CADER

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

/s/ Pradeep Sindhu
PRADEEP SINDHU

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: TORONTO ANGEL GROUP EASIC HOLDINGS LP

By:	/s/ Greg Edwards

Name:	Greg Edwards

Title:	General Partner

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

BMO NESBITT BURNS ITF – BLUMONT INNOVATION PE STRATEGY FUND

By:	/s/ Hugh Cleland

Name:	Hugh Cleland

Title:	EVP & PORTFOLIO MANAGER

BMO NESBITT BURNS ITF – NORTHERN RIVERS SILICON VALLEY ACCESS FUND LP

By:	/s/ Hugh Cleland

Name:	Hugh Cleland

Title:	EVP & PORTFOLIO MANAGER

BMO NESBITT BURNS ITF – NORTHERN RIVERS GLOBAL ENERGY FUND LP

By:	/s/ Alex Ruus

Name:	Alex Ruus

Title:	EVP & PORTFOLIO MANAGER

BMO NESBITT BURNS ITF – NORTHERN RIVERS CONSERVATIVE GROWTH FUND LP

By:	/s/ Alex Ruus

Name:	Alex Ruus

Title:	EVP & PORTFOLIO MANAGER

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: F&W INVESTMENTS, LLC

By:	/s/ Laird N. Simons III

Name:	Laird N. Simons III

Title:	Managing Member

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Douglas Rivers
DOUGLAS RIVERS

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

HATTERAS LATE STAGE VC FUND I, LP

By:	/s/ Lance Baker

Name:	LANCE BAKER

Title:	CFO of GP

Address:	8540 Colonnade Center Dr Suite 401
Raleigh, NC 27615

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

IVP EASIC, LLC
by its Member-Manager
Four Springs Capital, LLC

By:	/s/ William Dioguardi
William Dioguardi, President

Address:	1901 Main Street
Lake Como, NJ 07719

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

BRIAN ELIOT PEIERLS

By:	/s/ Brian Eliot Peierls
Name:	Brian Eliot Peierls
Title:	Individual

INVESTOR:

THE PEIERLS BYPASS TRUST

By:	/s/ Brian Eliot Peierls
Name:	Brian Eliot Peierls
Title:	Trustee

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

E. JEFFREY PEIERLS

By:	/s/ E. Jeffrey Peierls

Name:	E. Jeffrey Peierls

Title:	Individual

INVESTOR: (each of the following, a “Holder”):

PEIERLS SEVERAL ENTITIES

U.D. E.F. Peierls for Brian E. Peierls

U.D. E.F. Peierls for E. Jeffrey Peierls

U.D. J.N. Peierls for Brian Eliot Peierls

U.D. J.N. Peierls for E. Jeffrey Peierls

UW J.N. Peierls for Brian E. Peierls

UW J.N. Peierls for E. Jeffrey Peierls

UW E.S. Peierls for Brian E. Peierls Accumulation

UW E.S. Peierls for E. Jeffrey Peierls Accumulation

The Peierls Foundation, Inc. (Non-Profit)

U.D. Ethel F. Peierls Charitable Lead Trust

By:	/s/ E. Jeffrey Peierls

Name:	E. Jeffrey Peierls

Title:	as trustee or authorized officer on behalf of each of the foregoing Holders

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Robert J. DeSantis
ROBERT J. DESANTIS

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Bernard Aronson
BERNARD ARONSON

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: THE NGUYEN LIVING TRUST

By:	/s/ Julien Nguyen

Name:	Julien Nguyen

Title:	Trustee

Address:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: CRESCENDO VENTURES 401K PROFIT SHARING PLAN FBO WAYNE CANTWELL

By:	/s/ Wayne Cantwell

Name:	Wayne Cantwell

Title:

Address:	600 Hansen Way
Palo Alto, CA 94304

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: CRESCENDO VENTURES 401K PROFIT SHARING PLAN FBO JOHN BORCHERS

By:	/s/ John Borchers

Name:	John Borchers

Title:

Address:	600 Hansen Way
Palo Alto, CA 94304

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR: CRESCENDO VENTURES 401K PROFIT SHARING PLAN FBO DAVID SPRENG

By:	/s/ R. David Spreng

Name:	R. David Spreng

Title:

Address:	600 Hansen Way
Palo Alto, CA 94304

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

/s/ Wayne Cantwell
WAYNE CANTWELL

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

SEAGATE SINGAPORE INTERNATIONAL HEADQUARTERS PTE. LTD.

By:	/s/ Patrick J. O’Malley

Name:	Patrick J. O’Malley

Title:	Director

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

COMMON STOCKHOLDERS

Zvi Or-Bach

EXHIBIT B

PREFERRED STOCKHOLDERS

Series A Preferred Stock
Or-Ment Consulting, Inc.	5,714,756
Associated Commercial Enterprises, Ltd.	2,613,636
Library Technologies	294,737
Cooke, Laurence H.	38,684
Klosterman, Craig	88,420
Rosenberg, Arnold S.	28,333
Suh, Ki	56,733
Klosterman, Craig	44,210
Friedmann, Eli	30,000
Altman, Ziva	5,000
Cooke, Laurence H.	35,000
Advanced Semiconductor Technology Ltd.	111,111
Murray Kopplman – Eastlake Securities, Inc.	111,111
Levi, Amitay	111,111
Aronson, Bernard	111,111
Morris Ades – S. and A. Stores	111,111
Kirin Investment, Inc.	111,111
Ades, Ronald	38,889
Ades, Louis	38,889
Serrur, Leo	33,333
Admore	88,888
Klosterman, Craig	1,250,000
Klosterman, Craig	454,545
Devon Bentley Klosterman Trust, UAD 07/10/2000	227,273
Courtney Anne Klosterman Trust, UAD 07/10/2000	227,273
Kelsey Laura Klosterman Trust, UAD 07/10/2000	227,273

Total Series A Preferred Stock	12,202,538

EXHIBIT B

(continued)

PREFERRED STOCKHOLDERS

Series B Preferred Stock
Evolution Capital Investment Limited	400,000
Ades, Morris	40,000
Ades, Ronald	30,000
Ades, Louis	20,000
Serrur, Leo	40,000
Aronson, Bernard	20,000
Kiachian, Jerry	40,000
Benkoski, Jaques	20,000
Levinthal, Adam	240,000

Total Series B Preferred Stock	850,000

Series C Preferred Stock
Khosla Ventures I, LP	11,219,892
KPCB Holdings Inc.	4,808,525
Adam Levinthal	797,700
AZ Ventures	281,630
Andreas Bechtolsheim	338,295
N& A Raza Revocable Trust UAD03/22/97	202,977
The Nguyen Living Trust	202,977
Jacqueline and Yoram Arbel Living Trust	115,007
Diner P-4 Holdings, L.P.	101,488
F&W Investments, LLC	40,595
GrtFunds, Inc.	152,233
Joseph W. Dews	16,915

Total Series C Preferred Stock	18,278,234

Series D Preferred Stock
Khosla Ventures I, LP	11,263,074
KPCB Holdings, Inc.	4,827,032
Andreas Bechtolsheim	339,597
N&A Raza Revocable Trust UAD03/22/97	203,758
The Nguyen Living Trust	203,758
Diner P-4 Holdings, L.P.	101,879
F&W Investments, LLC	40,752

Total Series D Preferred Stock	16,979,850

EXHIBIT B

(continued)

Series E Preferred Stock
Crescendo IV, L.P.	7,611,337
Crescendo IV Entrepreneur Fund, L.P.	102,007
Crescendo IV Entrepreneur Fund A, L.P.	41,723
Crescendo IV Ag & Co. Beteiligungs KG	458,045
Khosla Ventures I, LP	2,891,481
KPCB Holdings, Inc.	1,239,206
Andreas Bechtolsheim	87,182
N&A Raza Revocable Trust UAD03/22/97	52,309
The Nguyen Living Trust	52,309
Diner P-4 Holdings, L.P.	26,154
F&W Investments, LLC	10,461
Evergreen IV, L.P.	5,475,407
Innotech Corporation	547,540

Total Series E Preferred Stock	18,595,161

EXHIBIT B

(continued)

Series F Preferred Stock
Advanced Equities eAsic Investments I, LLC	3,310,196
Advanced Equities eAsic Investments II, LLC	8,186,114
AEI 2007 Venture Access Fund I, LLC	1,487,564
AEI 2007 Venture Investments I, LLC	1,595,008
AEI 2007 Venture Investments II, LLC	4,008,611
Cader, Andrew	743,782
Chartered Semiconductor Manufacturing Ltd.	678,614
Craig Klosterman	547,095
Crescendo IV, LP	747,808
Crescendo IV Entrepreneur Fund, LP	10,983
Crescendo IV Ag & Co Beteiligungs KG	35,353
Crescendo IV Entrepreneur Fund A, LP	4,492
Crescendo IV Coinvestment Fund, LLC	85,858
Diner P-4	6,040
Douglas Rivers	743,782
Edbro Software	211,268
Evergreen IV, L.P.	2,416,153
F&W Investments, LLC	2,416
GrtFunds, Inc.	4,006
Haboush, Ronald	1,500,000
Hatteras Late Stage VC Fund I, LP	929,727
Khosla Ventures I, L.P.	1,600,235
KPCB Holdings	664,563
N&A Raza Revocable Trust	12,080
Northern Rivers Private Equity I LP	1,190,051
Sandstone Ventures, LLC	743,782
Sindhu, Pradeep	1,000,000
Strategia Private Equity I Limited	743,782
Technology Voyage V, LLC	892,538
The Nguyen Living Trust	12,080
Thomas E. Williams	743,782
Toronto Angel Group eASIC Holdings LP	650,809
Northern Rivers Silicon Valley Access Fund LP	1,115,673

Total Series F Preferred Stock	36,624,245

EXHIBIT B

(continued)

Series F-1 Preferred Stock
Crescendo IV, L.P.	515,958
Crescendo IV Entrepreneur Fund, L.P.	6,799
Crescendo IV Entrepreneur Fund A, L.P.	2.781
Crescendo Iv Ag & Co. Beteiligungs KG	21,880
Khosla Ventures	1,691,251
KPCB Holdings, Inc.	724,822
N&A Raza Revocable Trust UAD03/22/97	23,855
The Nguyen Living Trust	23,855
Diner P-4 Holdings, L.P.	11,927
F&W Investments, LLC	4,770
Evergreen IV, L.P.	364,945
GrtFunds, Inc.	7,911
Craig Klosterman	1,080,356

Total Series F-1 Preferred Stock	4,481,110

Series G Preferred Stock
Khosla Ventures I, LP	24,502,656
Crescendo IV, LP	16,915,938
Crescendo IV AG & Co. Beteiligungs KG	308,860
Crescendo IV Entrepreneur Fund, LP	256,249
Crescendo IV Entrepreneur Fund A, LP	104,810
Crescendo IV Coinvestment Fund, LLC	3,046,154
Evergreen IV, L.P.	11,078,824
KPCB Holdings, Inc.	10,493,077
AEI eAsic Investments III, LLC	529,746
AEI eAsic Investments IV, LLC	2,422,790
AEI 2007 Venture Investments I, LLC	386,421
AEI 2007 Venture Investments II, LLC	1,387,330
Advanced Equities eAsic Investments I, LLC	699,334
Advanced Equities eAsic Investments II, LLC	4,004,879
AEI 2007 Venture Access Fund I, LLC	314,335
AEI 2007 Venture Access Fund II, LLC	300,195
Andrew Cader	403,608
Douglas Rivers	1,223,527
Hatteras Late Stage VC Fund I, LP	746,230

Total Series G Preferred Stock	79,124,963

EXHIBIT B

(continued)

Series H Preferred Stock
IVP eAsic, LLC	7,523,552
Brian Eliot Peierls	470,000
The Peierls Bypass Trust	69,694
E. Jeffrey Peierls	470,000
U.D. E.F. Peierls for Brian E. Peierls	123,000
U.D. E.F. Peierls for E. Jeffrey Peierls	123,000
U.D. J.N. Peierls for Brian Eliot Peierls	150,000
U.D. J.N. Peierls for E. Jeffrey Peierls	150,000
UW J.N. Peierls for Brian E. Peierls	150,000
UW J.N. Peierls for E. Jeffrey Peierls	150,000
UW E.S. Peierls for Brian E. Peierls Accumulation	100,000
UW E.S. Peierls for E. Jeffrey Peierls Accumulation	66,000
The Peierls Foundation, Inc. (Non-Profit)	3,236,000
U.D. Ethel F. Peierls Charitable Lead Trust	325,000
Khosla Ventures I, LP	7,855,404
Crescendo IV, LP	4,243,992
Crescendo IV AG & Co. Beteiligungs KG	226,249
Crescendo IV Entrepreneur Fund, LP	64,747
Crescendo IV Entrepreneur Fund A, LP	26,482
Crescendo IV Coinvestment Fund, LLC	651,639
Evergreen IV, L.P.	4,038,899
KPCB Holdings, Inc.	4,334,841
Gold Hill Capital 2008, LP	1,744,591
Robert J. DeSantis	3,489,184
Jacques Benkoski	2,971
N&A Raza Revocable Trust UAD 03/22/97	348,918
Advanced Equities eAsic Investments I, LLC	151,075
Advanced Equities eAsic Investments II, LLC	514,949
AEI 2007 Venture Access Fund I, LLC	59,771
AEI 2007 Venture Investments I, LLC	98,627
AEI 2007 Venture Investments II, LLC	244,040
AEI 2007 Venture Access Fund II, LLC	86,343
AEI eASIC Investments IV, LLC	59,798
Pradeep Sindhu	199,534
Douglas Rivers	237,698
Hatteras Late Stage VC Fund I, LP	216,141
Toronto Angel Group eASIC Holdings, LP	697,659

Total Series H Preferred Stock	42,699,798

EXHIBIT C

INVESTORS

Series A-2 Preferred Stock
Khosla Ventures I, LP	48,039,951
Crescendo IV AG & Co. Beteiligungs KG	2,043,106
Crescendo IV Coinvestment Fund, LLC	5,884,523
Crescendo IV Entrepreneur Fund A, LP	239,146
Crescendo IV Entrepreneur Fund, LP	584,685
Crescendo IV, LP	38,324,728
Crescendo Ventures 401k Profit Sharing Plan fbo David Spreng	2,407,434
Evergreen IV, L.P.	14,687,706
KPCB Holdings, Inc.	16,538,487
N&A Raza Revocable Trust UAD 03/22/97	4,335,068
Thomas & Jeanine Williams	2,888,920
Gold Hill Capital 2008, LP	961,696
Adam Levinthal	690,020
ADMORE	48,999
Advanced Equities eAsic Investments I, LLC	606,136
Advanced Equities eAsic Investments II, LLC	3,447,797
AEI 2007 Venture Access Fund I, LLC	60,439
AEI 2007 Venture Access Fund II, LLC	303,092
AEI 2007 Venture Investments I, LLC	264,788
AEI 2007 Venture Investments II, LLC	1,574,284
AEI eASIC Investments III, LLC	76,177
AEI eASIC Investments IV, LLC	468,091
Andreas Bechtolsheim	508,194
Andrew Cader	815,222
Arnold S. Rosenberg	15,618
AZ Ventures	176,503
BMO NESBITT BURNS ITF 402 204 4822	59,273
BMO NESBITT BURNS ITF 402 204 5027	59,273
BMO NESBITT BURNS ITF 402 209 6426	1,066,924
Boris Gruzman	34,690
Brian Eliot Peierls	972,858
Brian McDonald	924,190
Courtney Anne Klosterman Trust, UAD 07/10/2000	369,322
Craig Klosterman	3,670,380
Derek Obata Investments LLC	6,680,615
Devon Bentley Klosterman Trust, UAD 07/10/2000	369,322
Douglas Rivers	3,046,783
E. Jeffrey Peierls	1,068,900
Edbro Software, Inc.	479,447
F&W Investments, LLC	83,012

EXHIBIT C

(continued)

Series A-2 Preferred Stock
Hatteras Late Stage VC Fund I, LP	1,271,421
IVP eAsic, LLC	10,032,134
Jacques Benkoski	46,927
Joseph W. Dews	16,815
Kelsey Laura Klosterman Trust, UAD 07/10/2000	369,322
Ki Young Suh	39,211
Louba Burstein Living Trust	34,690
Michael Burstein	34,692
Or-Ment Consulting, Inc.	551,244
Sindhu Family Trust DTD 10-31-00 Pradeep Sindhu & Marie-Francoise Bertrand, TTEES	1,173,731
Robert J. DeSantis	2,465,690
The M&M B Trust dated December 23, 2010	394,005
The Peierls Bypass Trust	173,335
The Peierls Foundation, Inc. (Non-Profit)	2,561,967
Toronto Angel Group eASIC Holdings, LP	699,215
U.D. E.F. Peierls for Brian E. Peierls	288,892
U.D. E.F. Peierls for E. Jeffrey Peierls	288,892
U.D. Ethel F. Peierls Charitable Lead Trust	693,341
U.D. J.N. Peierls for Brian Eliot Peierls	346,670
U.D. J.N. Peierls for E. Jeffrey Peierls	346,670
UW E.S. Peierls for Brian E. Peierls Accumulation	260,002
UW E.S. Peierls for E. Jeffrey Peierls Accumulation	144,446
UW J.N. Peierls for Brian E. Peierls	346,670
UW J.N. Peierls for E. Jeffrey Peierls	346,670
Crescendo Ventures 401k Profit Sharing Plan fbo John Borchers	3,851,894
Crescendo Ventures 401k Profit Sharing Plan fbo Wayne Cantwell	3,129,664
Wayne Cantwell	722,230
Seagate Singapore International Headquarters Pte. Ltd.	144,446,049

Total Series A-2 Preferred Stock	339,952,288